Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-176514

Prospectus Supplement No. 2

LOCATION BASED TECHNOLOGIES, INC.

58,754,079 Shares

This Prospectus Supplement No. 2 supplements the prospectus dated October 13, 2011 (the “Final Prospectus”).  This Prospectus Supplement No. 1 should be read in conjunction with the Final Prospectus and may not be delivered or utilized without the Final Prospectus.

This Prospectus Supplement No. 2 is being filed to include the information set forth in the Current Report on Form 8-K and in the Current Report on Form 8-K/A (Amendment No. 1), both of which were filed with the Securities and Exchange Commission on December 6, 2011 and copies of which are attached hereto.

These are speculative securities and involve a high degree of risk.  You should not invest in our common stock unless you can afford to lose your entire investment.  Please see “Risk Factors” beginning on page 6 of the Final Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is December 7, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2011 Location Based Technologies, Inc.  (the “Company”) filed a Current Report on From 8-K under Item 5.02 to report that the Board of Directors had increased the number of directors from three to seven and had appointed Greggory Haugen, Charles “Chuck” Smith, David Meyers and Ronald Warner to the Company’s Board of Directors effective October 25,2011.  At that time the new directors had not been appointed to any committees of the Board of Directors. The Company is filing this Form 8-K/A to report that on December 1, 2011 the Board of Directors created Audit, Compensation and Governance & Nominating Committees and appointed the directors to these committees as follows:

Compensation Committee:
Chuck Smith, Chair
Ronald Warner
David Meyers

Audit Committee:
David Meyers, Chair
Ronald Warner
Chuck Smith

Governance & Nominating Committee:
Ronald Warner, Chair
Chuck Smith
David Meyers

In addition, Greggory Haugen was appointed Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 1, 2011	By:	/s/ David Morse
David Morse
Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Joseph Scalisi resigned from the Board of Directors of Location Based Technologies, Inc. (the “Company”) on December 1, 2011.  As one of the officers of the Company, Mr. Scalisi resigned so that the Board of Directors may be deemed more independent.  He will remain as the Company’s Co-President and Chief Development Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 1, 2011	By:	/s/ David Morse
David Morse
Chief Executive Officer